As filed with the Securities and Exchange Commission on December 29, 2015
Registration No. 333-179018

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware	7342	27-3819646
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
____________________

350 East Las Olas Blvd., Suite 1600
Fort Lauderdale, Florida  33301
(203) 682-8331
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________
Richard L. Handley
c/o Akerman LLP
350 East Las Olas Blvd., Suite 1600
Fort Lauderdale, Florida  33301
(203) 682-8331
(954) 463-2224 (Fax)
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies of Communications to: Edward L. Ristaino, Esq. Akerman LLP 350 East Las Olas Blvd., Suite 1600 Fort Lauderdale, Florida 33301 (954) 463-2700 (954) 463-2224 (Fax)
____________________

Approximate date of commencement of proposed sale to the public: Not Applicable
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐______________________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  ______________________
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)
____________________

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 337-179018) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES FROM REGISTRATION

Swisher Hygiene Inc. (the "Company") previously registered for resale, under a Registration Statement on Form S-3, as amended (Registration No. 333-179018) (the "Registration Statement"), an aggregate of 11,908,273(1) shares of its common stock, par value $0.001 per share (the "Shares") to be offered by the selling stockholders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby removes from registration all of the Shares that remain unsold under the Registration Statement as of the date hereof.  The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Shares.

(1) Reflects the Company's 1:10 reverse stock split, which was effective on June 3, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-179018) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on December 29, 2015.

SWISHER HYGIENE INC.

By:	/s/ William M. Pierce
William M. Pierce
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-179018) has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ WILLIAM M. PIERCE	Date: December 29, 2015
William M. Pierce
President and Chief Executive Officer

Principal Financial Officer and Principal Accounting Officer:

/s/ WILLIAM T. NANOVSKY	Date: December 29, 2015
William T. Nanovsky
Chief Financial Officer

Directors of the Company:

/s/ RICHARD L. HANDLEY	Date: December 29, 2015
Richard L. Handley

/s/ WILLIAM M. PIERCE	Date: December 29, 2015
William M. Pierce

/s/ WILLIAM D. PRUITT	Date: December 29, 2015
William D. Pruitt

Date: December 29, 2015
David Prussky

/s/ JOSEPH BURKE	Date: December 29, 2015
Joseph Burke

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